Exhibit 10.2

October 6, 2019

Mr. John J. Zillmer

VIA ELECTRONIC DELIVERY

Dear John:

On behalf of Aramark (the “Company”), I am extremely pleased to offer you the position of Chief Executive Officer of the Company (“CEO”), in accordance with the general terms and conditions of this letter agreement. As CEO, you will perform your duties from the Company’s headquarters in Philadelphia, Pennsylvania, will report to the Board of Directors of the Company (the “Board”) and will have such duties and authorities as are set forth in the Company’s by-laws or as are assigned from time to time by the Board, which such duties will be commensurate with your position as CEO. In connection with your commencement of employment, you will be appointed to serve as a member of the Board, without additional compensation for such service. Thereafter, you will be included as a nominee for election to the Board at each annual shareholders meeting which occurs while you are CEO, in accordance with the Company’s by-laws. Your employment with the Company will be at-will and may be terminated by the Company at any time, subject to the terms and conditions of that certain Aramark Agreement Relating to Employment and Post-Employment Competition to be executed by and between you and the Company in the form attached to this letter agreement as Exhibit A (the “Employment Agreement”) upon or prior to your commencement of employment. By signing this letter agreement, you agree to resign, without disagreement, from the Board upon any termination of your employment for any reason.

With respect to compensation for your services as CEO, you will receive the following compensation and benefits, from which the Company shall be entitled to withhold any amount required by law:

1)

The Company shall pay you a base salary (“Base Salary”) at the initial rate of $1,300,000 per annum, payable in accordance with the customary payroll practices for senior executives of the Company. The compensation committee of the Board (“Committee”) shall review your performance on a periodic basis and, in its sole discretion, may (but is not required to) increase your Base Salary. Any such increased salary shall thereafter be your Base Salary.

2)

Commencing in fiscal year 2020, the Company shall provide you with an annual cash target bonus opportunity that will be determined annually by the Committee, with an initial target of 175% of your Base Salary, payable upon the Company’s achievement of certain performance targets established annually by the Committee, consistent with current practice based on management’s recommendation of the annual business plan, all pursuant to the terms of the annual bonus plan applicable to the executive officers of the Company, as in effect from time to time (the “Bonus Plan”).

3)

You will be entitled to four weeks’ paid vacation per calendar year, and you (and your dependents, as applicable) will be eligible to participate in the following Company plans and programs, in each case as in effect from time to time: the Company’s Executive Supplemental Health Plan, Executive Physical Program, Executive Disability Plan, Executive Term Life Plan, Matching Gifts Program, the Savings Incentive Retirement Plan and the Deferred Compensation Plan.

4)

You will be entitled to the following perquisites under the Company’s policies in place from time to time: (i) Company-provided financial planning services on the same terms as provided to other Company executives, (ii) the use of the Company airplane to the extent maintained by the Company and otherwise first class airfare, for business travel, and (iii) a car allowance and parking in the garage located on the Company’s premises on the same terms as provided to other Company executives. For the avoidance of doubt, you will not be entitled to any additional perquisites absent Committee approval. In addition, and notwithstanding anything to the contrary in the Employment Agreement, the Company will reimburse you or pay for the legal fees and costs you have incurred in negotiating this letter agreement and the Employment Agreement, in an amount not to exceed $35,000, subject to timely submission of documentation of same to the Company.

5)

In addition to the foregoing, the Company shall recommend to the Committee that you be granted, in connection with the Company’s annual equity incentive grant cycle, the following opportunities to acquire shares of Company common stock (“Common Stock”), to be granted to you on the later of the date of your commencement of employment with the Company and the date in November 2019 on which the Company makes its annual equity incentive awards under the Company’s Amended and Restated 2013 Stock Incentive Plan (the “Stock Plan”):

(a)

A grant of non-qualified stock options to purchase shares of Common Stock having a grant date fair value of $2.85 million, which option shall have a per share exercise price equal to the fair market value of one share of Common Stock on the date of grant of such option determined in accordance with the terms of the Stock Plan. We anticipate that this grant will be pursuant to the form of Non-Qualified Stock Option Agreement attached to this letter agreement as Exhibit B (any option granted pursuant to such form, a “NQSO Grant”) and, in the case of any NQSO Grants awarded in 2019, such NQSO Grants shall be on terms no less favorable than those set forth in Exhibit B. The NQSO Grant will be comprised of a “time vesting” option, which option will vest subject to your continued service with the Company annually over four years following the grant date, and otherwise in accordance with the terms of the NQSO Grant and Stock Plan.

(b)

A grant of restricted stock units (“RSUs”) having a grant date fair value of $1.9 million. We anticipate that this grant will be pursuant to the form of Performance-Stock Unit Agreement attached to this letter agreement as Exhibit C (any RSU granted pursuant to such form, an “RSU Grant”) and, in the case of any RSU Grants awarded in 2019, such RSU Grants shall be on terms no less favorable than those set forth in Exhibit C. These RSUs shall vest subject to your continued service with the Company annually over four years following the grant date, and otherwise in accordance with the terms of the RSU Grant and Stock Plan.

(c)

A grant of performance stock units (“PSUs”) having a grant date fair value of $4.75 million. We anticipate that this grant will be pursuant to the form of Performance Stock Unit Agreement attached to this letter agreement as Exhibit D (any PSU granted pursuant to such form, a “PSU Grant”) and, in the case of any PSU Grants awarded in 2019, such PSU Grants shall be on terms no less favorable than those set forth in Exhibit D. These PSUs shall cliff vest at the end of a three-fiscal year performance period, subject to achievement of performance metrics established for the FY2020-2022 performance cycle in accordance with the terms established by the Committee in November 2019, subject to your continued service with the Company during such performance period, and otherwise in accordance with the terms of the PSU Grant and Stock Plan.

In connection with each Company annual grant cycle following November 2019, the Company agrees to provide you with an opportunity to receive equity awards having a total target grant date fair value equal to not less than $9.5 million, with (i) the actual target grant date fair value of such awards to be determined by the Committee, (ii) any performance-based awards to be granted to be subject to achievement of applicable performance metrics and in accordance with terms to be established by the Committee, and (iii) the amount (if any) of time-vesting equity awards that will be allocated to you will be no less favorable than those allocated to any other senior executive officer of the Company in connection with any such annual grant cycle.

Additionally, you will be required to hold Common Stock having a fair market value equal to six times your Base Salary (or such other amount of Common Stock as the Board may determine applicable to you in your capacity as CEO), all in accordance with Company stock ownership guidelines, as in effect from time to time.

Upon or prior to your commencement of employment, you and the Company shall execute an Indemnification Agreement in the form attached as Exhibit E.

You hereby represent to the Company that the execution and delivery of this letter agreement by you and the performance by you of your duties hereunder shall not constitute a breach of, or otherwise contravene, the terms of any employment agreement or other agreement or policy to which you are a party or otherwise bound. Whether you will be permitted to serve on other boards of directors or trustees of a business corporation or other for-profit business entity will be determined by the Board following the date of your commencement of employment with the Company. You shall also be entitled to serve on such other not-for-profit boards of directors as you may elect; provided, however, that you agree that substantially all of your business time shall be spent in the furtherance of your duties under this letter agreement.

The offer of employment hereunder is subject to your satisfactory completion of the Company’s hiring procedures, including but not limited to a background check and drug test. If the foregoing terms and conditions (including the terms of the Employment Agreement set forth in Exhibit A and the equity award agreements set forth in Exhibits B, C and D) are acceptable and agreed to by you, please countersign on the line provided below to signify such acceptance and agreement and return the executed copy to the undersigned. This letter agreement will be subject to the laws of the State of Pennsylvania.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

Sincerely,

/s/ Stephen I. Sadove
Stephen I. Sadove
Chairman of the Board of Directors,
Aramark

Accepted and agreed this 6th day of October, 2019.

/s/ John J. Zillmer
John J. Zillmer

[SIGNATURE PAGE TO ARAMARK OFFER LETTER]

Exhibit A

EXHIBIT A

[To Be Attached Upon Delivery]

A-1

Exhibit B

EXHIBIT B

FORM OF NON-QUALIFIED STOCK OPTION AWARD (this “Award”) dated as of the Date of Grant set forth on the Certificate of Grant to which this Award is attached (the “Grant Date”) between AramaEXHIBIT Ark (formerly known as ARAMARK HOLDINGS CORPORATION), a Delaware corporation (the “Company”), and the Participant set forth on the Certificate of Grant of the Options attached to this Award and made a part hereof (the “Certificate of Grant”).

WHEREAS, the Company, acting through the Committee (as such term is defined in the Plan) or a subcommittee thereof, has agreed to grant to the Participant, as of the Grant Date, an option under the Aramark Amended and Restated 2013 Stock Incentive Plan (as may be amended, the “Plan”) to purchase a number of shares of Common Stock on the terms and subject to the conditions set forth in this Award, the Certificate of Grant and the Plan.

NOW, THEREFORE, in consideration of the promises and agreements contained in this Award:

1.    The Plan. The terms and provisions of the Plan are hereby incorporated into this Award as if set forth herein in their entirety. In the event of a conflict between any provision of this Award and the Plan, the provisions of the Plan shall control. A copy of the Plan has been provided to the Participant. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Plan and the Certificate of Grant.

2.    Option Award; Exercise Price; Exercise of Vested Option. Effective on the Grant Date, on the terms and subject to the conditions of the Plan and this Award, the Company hereby grants to the Participant the option to purchase the number of Shares set forth on the Certificate of Grant (the “Option”), at the Exercise Price equal to the Exercise Price as set forth on the Certificate of Grant. Upon any exercise of any portion of any Vested Options, the payment of the Exercise Price may be made, at the election of the Participant, in any manner specified under Section 7(d) of the Plan, as such section is in effect on the Grant Date. The Option is not intended to qualify for federal income tax purposes as an “incentive stock option” within the meaning of Section 422 of the Code.

3.    Term. The term of the Option (the “Option Term”) shall commence on the Grant Date and expire on the Expiration Date set forth on the Certificate of Grant, unless the Option shall have sooner been terminated in accordance with the terms of the Plan (including, without limitation, Section 13 of the Plan) or this Award.

4.    Vesting. Subject to the Participant’s not having a Termination of Relationship and except as otherwise set forth in Section 7 hereof, the Options shall become non-forfeitable and exercisable (any Options that shall have become non-forfeitable and exercisable pursuant to this Section 3, the “Vested Options”) as follows:

a.    in such percentages as on such dates as set forth on the Certificate of Grant of this Award under “Vesting Schedule”; or

Exhibit B

b.    in the event of a Termination of Relationship as a result of the Participant’s death, Disability, or Retirement (other than a “Retirement with Notice” as defined below) (each, a “Special Termination”), the installment of Options scheduled to vest on the next Vesting Date immediately following such Special Termination shall immediately become Vested Options, and the remaining Options which are not then Vested Options shall be forfeited;

c.    upon a Termination of Relationship as a result of the Participant’s Retirement with Notice, any previously unvested Options shall remain outstanding and become Vested Options on the normal scheduled future Vesting Date(s);

d.    in the event of (i) the occurrence of a Change of Control and (ii) thereafter, a Termination of Relationship of the Participant by the Company or any of its Affiliates (or successors in interest) without Cause or by the Participant for Good Reason that occurs prior to the second anniversary of the Change of Control, then each outstanding Option which has not theretofore become a Vested Option pursuant to Section 4(a) shall become a Vested Option on the date of such Termination of Relationship; or

e.    except as otherwise provided above with respect to a Special Termination or Retirement with Notice, upon a Termination of Relationship for any reason, the unvested portion of the Option (i.e. , that portion which does not constitute Vested Options) shall terminate and cease to be outstanding on the date the Termination of Relationship occurs and shall no longer be eligible to become Vested Options.

As used herein, the term “Retirement with Notice” means the Participant’s retirement from the Company and its Affiliates after providing the Company with at least 6 months’ prior written notice of such intended retirement (and with such notice having been delivered upon or after the Participant’s attainment of age 62) and achieving 5 years of employment with the Company and its Affiliates following [INSERT START DATE]. 2019; provided, however, that if the Company involuntarily terminates the Participant without Cause or the Participant dies or incurs a Disability after the Participant delivers the notice described in this sentence, such termination shall not fail to qualify as a “Retirement with Notice” by virtue of the termination occurring less than 6 months after the notice date. All decisions by the Committee with respect to any calculations pursuant to this Section 4 shall be made in good faith after consultation with senior management and shall be final and binding on the Participant absent manifest error by the Committee.

5.    Restriction on Transfer. The Option may not be transferred, pledged, assigned, hypothecated or otherwise disposed of in any way by the Participant, except (i) if permitted by the Board or the Committee, (ii) by will or the laws of descent and distribution or (iii) pursuant to beneficiary designation procedures approved by the Company, in each case, in compliance with applicable laws. The Option shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions of this Award or the Plan shall be null and void and without effect.

6.    Participant’s Employment. Nothing in this Award shall confer upon the Participant any right to continue in the employ of the Company or any of its Affiliates or interfere in any way with the right of the Company and its Affiliates, in their sole discretion, to terminate the Participant’s employment or to increase or decrease the Participant’s compensation at any time.

Exhibit B

7.    Termination. The Option shall automatically terminate and shall become null and void, be unexercisable and be of no further force and effect upon the earliest of:

a.    the Expiration Date;

b.    in the case of a Termination of Relationship due to a Special Termination, with respect to any Options that are vested as of the Termination of Relationship, the first anniversary of the Termination of Relationship;

c.    in the case of a Retirement with Notice, with respect to any Options that are or become vested upon or following the Termination of Relationship, the third anniversary of the Termination of Relationship;

d.    in the case of a Termination of Relationship other than (x) for Cause or (y) due to a Special Termination or Retirement with Notice, the 90th day following the Termination of Relationship; and

e.    the day of the Termination of Relationship in the case of a Termination of Relationship for Cause.

8.    Data Protection. By accepting this Award, the Participant consents to the processing (including international transfer) of personal data as set out in Exhibit A attached hereto for the purposes specified therein and to any additional or different processes required by applicable law, rule or regulation.

9.    No Rights as Stockholder. The Participant shall not have any rights of a stockholder of the Company until shares of Common Stock have been issued pursuant to the exercise of the Options hereunder and until such shares have been registered in the Company’s register of stockholders (including, without limitation, the right to any payment of any dividends paid on Shares (which prohibition does not prevent the Company, in its discretion, from providing dividend equivalent payments to the Participant or reducing the exercise price in respect of the Option pursuant to the Plan)).

10.    No Acquired Rights. The Committee or the Board has the power to amend or terminate the Plan at any time and the opportunity given to the Participant to participate in the Plan and the grant of this Award is entirely at the discretion of the Committee or the Board and does not obligate the Company or any of its Affiliates to offer such participation in the future (whether on the same or different terms). The Participant’s participation in the Plan and the receipt of this Award is outside the terms of the Participant’s regular contract of employment and is therefore not to be considered part of any normal or expected compensation and that the termination of the Participant’s employment under any circumstances whatsoever will give the Participant no claim or right of action against the Company or its Affiliates in respect of any loss of rights under this Award or the Plan that may arise as a result of such termination of employment.

Exhibit B

11.    Notices. All notices, claims, certifications, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given and delivered if personally delivered or if sent by nationally-recognized overnight courier, by telecopy, email or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

If to the Company, to it at:

If to the Company, to:

Aramark

2400 Market Street

Philadelphia, Pennsylvania 19103

Attention: General Counsel

If to the Participant, to him or her at the address set forth on the signature page hereto; or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Any such notice or other communication shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery (or if such date is not a business day, on the next business day after the date of delivery), (b) in the case of nationally-recognized overnight courier, on the next business day after the date sent, (c) in the case of telecopy transmission, when received (or if not sent on a business day, on the next business day after the date sent), and (d) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.

12.    Waiver of Breach. The waiver by either party of a breach of any provision of this Award must be in writing and shall not operate or be construed as a waiver of any other or subsequent breach.

13.    Governing Law. THIS AWARD WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK TO BE APPLIED. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF NEW YORK WILL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AWARD, EVEN IF UNDER SUCH JURISDICTION’S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.

14.    Withholding. As a condition to exercising this Option in whole or in part, the Participant will pay, or make provisions satisfactory to the Company for payment of, any Federal, state, local and other applicable taxes required to be withheld in connection with such exercise in a manner that is set forth in Section 7(d) of the Plan.

15.    Adjustment to Option. In the event of any event described in Section 12 of the Plan occurring after the Grant Date, the adjustment provisions (including cash payments) as provided for under Section 12 of the Plan shall apply.

Exhibit B

16.    Section 409A of the Code. This Option is intended to constitute a “stock right” within the meaning of Section 409A of the Code, and shall otherwise be subject to the provisions of Section 14(v) of the Plan.

17.    Modification of Rights; Entire Agreement. The Participant’s rights under this Award, the Certificate of Grant and the Plan may be modified only to the extent expressly provided under this Award or under Sections 14(a) and (b) of the Plan. This Award, the Certificate of Grant and the Plan constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior written or oral negotiations, commitments, representations and agreements with respect thereto.    For the avoidance of doubt, this Award, the Certificate of Grant and the Plan do not supersede any “Restrictive Covenant Agreement” (as defined below) or employment agreement between the Participant and the Company or its Affiliates.

18.    Clawback upon Breach of Restrictive Covenants. In the event the Participant breaches the Participant’s “Restrictive Covenant Agreement” (as defined below) at any time during the Participant’s employment with the Company or within two years following the termination thereof, then without limiting any other remedies available to the Company (including, without limitation, remedies involving injunctive relief), the Participant shall immediately forfeit any remaining unvested portion of the Option and the Participant shall be required to return to the Company all Shares previously issued in respect of the Option (net of exercise price paid) to the extent the Participant continues to own such Shares or, if the Participant no longer owns such Shares, the Participant shall be required to repay to the Company the pre-tax cash value of such Shares calculated based on the Fair Market Value of such Shares on the date such Shares were issued to the Participant in respect of the Option. As used herein, the “Restrictive Covenant Agreement” means any agreement between the Participant and the Company or its Affiliates (including, without limitation, any agreement relating to employment and post-employment competition) subjecting the Participant to confidentiality, non-solicitation, non-competition and/or other restrictive covenants in favor of the Company or its Affiliates.

19.    Severability. It is the desire and intent of the parties hereto that the provisions of this Award be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Award shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Award or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Award or affecting the validity or enforceability of such provision in any other jurisdiction.

Exhibit B

Name:    [(Per Certificate of Grant)]

Date:      [Acceptance Date]

[Note: Grant will be accepted electronically.]

Exhibit B

Exhibit A

DATA PROTECTION PROVISION

(a)

By participating in the Plan or accepting any rights granted under it, the Participant consents to the collection and processing by the Company and its Affiliates of personal data relating to the Participant by the Company and its Affiliates and/or agents so that they can fulfill their obligations and exercise their rights under the Plan, issue certificates (if any), statements and communications relating to the Plan and generally administer and manage the Plan, including keeping records of participation levels from time to time. Any such processing shall be in accordance with the purposes and provisions of this data protection provision. References in this provision to the Company and its Affiliates include the Participant’s employer.

These data will include data:

(i)	already held in the Participant’s records such as the Participant’s name and address, ID number, payroll number, length of service and whether the Participant works full-time or part time;

(ii)	collected upon the Participant accepting the rights granted under the Plan (if applicable); and

(iii)	subsequently collected

by the Company or any of its Affiliates and/or agents in relation to the Participant’s continued participation in the Plan, for example, data about shares offered or received, purchased or sold under the Plan from time to time and other appropriate financial and other data about the Participant and his or her participation in the Plan (e.g., the date on which the shares were granted, termination of employment and the reasons of termination of employment or retirement of the Participant).

(b)	This consent is in addition to and does not affect any previous consent provided by the Participant to the Company or its Affiliates.

(c)

In particular, the Participant expressly consents to the transfer of personal data about the Participant as described in paragraph (a) above by the Company and its Affiliates and/or agents. Data may be transferred not only within the country in which the Participant is based from time to time or within the EU or the European Economic Area (“EEA”), but also worldwide, to other employees and officers of the Company and its Affiliates and/or agents and to the following third parties for the purposes described in paragraph (a) above:

(i)

Plan administrators, transfer agents, auditors, brokers, agents and contractors of, and third party service providers to, the Company or its Affiliates such as printers and mail houses engaged to print or distribute notices or communications about the Plan;

Exhibit B

(ii)	regulators, tax authorities, stock or security exchanges and other supervisory, regulatory, governmental or public bodies as required by law;

(iii)

actual or proposed merger or acquisition partners or proposed assignees of, or those taking or proposing to take security over, the business or assets or stock of the Company or its Affiliates and their agents and contractors;

(iv)

other third parties to whom the Company or its Affiliates and/or agents may need to communicate/transfer the data in connection with the administration of the Plan, under a duty of confidentiality to the Company and its Affiliates; and

(v)	the Participant’s family members, physicians, heirs, legatees and others associated with the Participant in connection with the Plan.

Not all countries, where the personal data may be transferred to, have an equal level of data protection as in the EU or the EEA. Countries to which data are transferred include the USA and Bermuda.

The Participant may access, modify, correct or withdraw consent to process most Personal Information about the Participant by contacting the local data protection officer in the country in which the Participant is based. Please note, however, that certain Personal Information about the Participant may be exempt from such access, correction, objection, suppression or deletion rights pursuant to applicable data protection laws, if the Participant has a complaint regarding the manner in which personal information relating to the Participant is dealt with, the Participant should contact the appropriate local data protection officer referred to above.

(d)

The processing (including transfer) of data described above is essential for the administration and operation of the Plan. Therefore, in cases where the Participant wishes to participate in the Plan, it is essential that his/her personal data are processed in the manner described above. At any time the Participant may withdraw his or her consent.

Exhibit C

EXHIBIT C

Aramark

RESTRICTED STOCK UNIT AWARD

(TIME VESTING)

2.

Grant of RSUs. Aramark (formerly known as Aramark Holdings Corporation) (the “Company”) hereby grants the number of Restricted Stock Units (“RSUs”) set forth on the Certificate of Grant of the Restricted Stock Units attached to this Award and made a part hereof (the “Certificate of Grant”) to the Participant, on the terms and conditions hereinafter set forth. This grant is made pursuant to the terms of the Company Amended and Restated 2013 Stock Incentive Plan (the “Plan”), which Plan, as amended from time to time, is incorporated herein by reference and made a part of this Award. Each RSU represents the unfunded, unsecured right of the Participant to receive a share of Common Stock, (as specified below) of the Company (each a “Share”), on the dates specified herein. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan and the Certificate of Grant.

3.	Payment of Shares.

(a)

The Company shall, subject to the remainder of this Award, transfer to the Participant a number of Shares of the Company equal to the number of RSUs granted to the Participant under this Award at such time as the Participant becomes vested in the right to such transfer (x) as set forth on the Certificate of Grant under “Vesting Date”, so long as the Participant remains employed with the Company or any of its Affiliates through such Vesting Date, or (y) as otherwise provided in Section 2(b) or (c) below (in whole Shares only with the Participant receiving a cash payment equal to the Fair Market Value of any fractional Share on or about the transfer date).

(b)	Notwithstanding Section 2(a) of this Award,

(i)

upon a Participant’s Disability or Termination of Relationship prior to the final Vesting Date as a result of the Participant’s death (each, a “Special Termination”), the installment of RSUs scheduled to vest on the next Vesting Date immediately following such Special Termination shall immediately become vested RSUs pursuant to which Shares equal to the number of RSUs scheduled to vest on the next Vesting Date shall be transferred, and the remaining RSUs which are not then vested shall be forfeited;

(ii)

upon a Termination of Relationship prior to the final Vesting Date as a result of the Participant’s Retirement (other than a “Retirement with Notice” as defined below), the installment of RSUs scheduled to vest on the next Vesting Date immediately following such Special Termination shall remain outstanding and become vested RSUs on such next Vesting

Exhibit C

Date, at which time the Shares equal to the number of vested RSUs shall be transferred, and the remaining RSUs which are not then vested shall be forfeited;

(iii)

upon a Termination of Relationship prior to the final Vesting Date as a result of the Participant’s Retirement with Notice, all installments of RSUs scheduled to vest on the remaining Vesting Date(s) following such Retirement with Notice shall remain outstanding and become vested RSUs on such future Vesting Date(s), at which time the Shares equal to the number of vested RSUs shall be transferred; and

(iv)	upon a Termination of Relationship for any reason other than as set forth in clauses (i), (ii) and (iii) above, all outstanding RSUs shall be forfeited and immediately cancelled.

As used herein, the term “Retirement with Notice” means the Participant’s retirement from the Company and its Affiliates after providing the Company with at least 6 months’ prior written notice of such intended retirement (and with such notice having been delivered upon or after the Participant’s attainment of age 62) and achieving 5 years of employment with the Company and its Affiliates following [INSERT START DATE]; provided, however, that if the Company involuntarily terminates the Participant without Cause or the Participant dies or incurs a Disability after the Participant delivers the notice described in this sentence, such termination shall not fail to qualify as a “Retirement with Notice” by virtue of the termination occurring less than 6 months after the notice date.

(c)

Also notwithstanding Section 2(a) or (b) of this Award, in the event of (i) the occurrence of a Change of Control and (ii) thereafter, a Termination of Relationship of the Participant by the Company or any of its Affiliates (or successors in interest) without Cause or by the Participant for Good Reason that occurs prior to the second anniversary of the date of such Change of Control, then all then outstanding RSUs shall become vested and the number of Shares equal to all such outstanding RSUs hereunder shall be distributed to the Participant, in each case, as soon as practicable following the date of such Termination of Relationship; provided that the Committee may determine that, in lieu of Shares and/or fractional Shares, the Participant shall receive a cash payment equal to the Fair Market Value of such Shares (or fractional Shares, as the case may be) on the Change of Control.

(d)

Upon each vesting event of any RSUs and the corresponding transfer of Shares as a result thereof, in each case in accordance with Sections 2(a), 2(b) or 2(c) of this Award, as applicable, the RSUs with respect to which Shares have been transferred hereunder shall be extinguished on the relevant transfer dates. In compliance with Section 409A of the Code, in no event shall any transfer occur later than March 15 of the calendar year following the calendar year in which the applicable vesting event occurs under this Award.

Exhibit C

4.

Dividends. If on any date while RSUs are outstanding hereunder, the Company shall pay any dividend on the Shares (other than a dividend payable in Shares), the number of RSUs granted to the Participant shall, as of such dividend payment date, be increased by a number of RSUs equal to: (a) the product of (x) the number of RSUs held by the Participant as of the related dividend record date, multiplied by (y) a dollar amount equal to the per Share amount of any cash dividend (or, in the case of any dividend payable in whole or in part other than in cash or Shares, the per Share value of such dividend, as determined in good faith by the Committee), divided by (b) the Fair Market Value of a Share on the payment date of such dividend. In the case of any dividend declared on Shares that is payable in the form of Shares, the number of RSUs granted to the Participant shall be increased by a number equal to the product of (I) the aggregate number of RSUs that have been held by the Participant through the related dividend record date, multiplied by (II) the number of Shares (including any fraction thereof) payable as a dividend on a Share. Shares shall be transferred with respect to all additional RSUs granted pursuant to this Section 3 at the same time as Shares are transferred with respect to the RSUs to which such additional RSUs were attributable.

5.

Adjustments Upon Certain Events. In the event of any event described in Section 12 of the Plan occurring after the Date of Grant, the adjustment provisions (including cash payments) as provided for under Section 12 of the Plan shall apply.

6.

Restriction on Transfer. The RSUs may not be transferred, pledged, assigned, hypothecated or otherwise disposed of in any way by the Participant, except (i) if permitted by the Board or the Committee, (ii) by will or the laws of descent and distribution or (iii) pursuant to beneficiary designation procedures approved by the Company, in each case in compliance with applicable laws. The RSUs shall not be subject to execution, attachment or similar process.    Any attempted assignment, transfer, pledge, hypothecation or other disposition of the RSUs contrary to the provisions of this Award or the Plan shall be null and void and without effect.

7.

Data Protection. By accepting this Award, the Participant consents to the processing (including international transfer) of personal data as set out in Exhibit A attached hereto for the purposes specified therein and to any additional or different processes required by applicable law, rule or regulation.

8.

Participant’s Employment. Nothing in this Award or in the RSU shall confer upon the Participant any right to continue in the employ of the Company or any of its Affiliates or interfere in any way with the right of the Company and its Affiliates, in their sole discretion, to terminate the Participant’s employment or to increase or decrease the Participant’s compensation at any time.

9.

No Acquired Rights. The Committee or the Board has the power to amend or terminate the Plan at any time and the opportunity given to the Participant to participate in the Plan and the grant of this Award is entirely at the discretion of the Committee or the Board and does not obligate the Company or any of its Affiliates to offer such participation in the future (whether on the same or different terms). The Participant’s participation in the Plan and the receipt of this Award is outside the terms of the Participant’s regular

Exhibit C

contract of employment and is therefore not to be considered part of any normal or expected compensation and that the termination of the Participant’s employment under any circumstances whatsoever will give the Participant no claim or right of action against the Company or its Affiliates in respect of any loss of rights under this Award or the Plan that may arise as a result of such termination of employment.

10.	No Rights of a Stockholder. The Participant shall not have any rights as a stockholder of the Company until the Shares in question have been registered in the Company’s register of stockholders.

11.	Withholding.

(a)

The Participant will pay, or make provisions satisfactory to the Company for payment of any federal, state, local and other applicable taxes required to be withheld in connection with any issuance or transfer of Shares under this Award and to take such action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. If Participant has not made payment for applicable taxes, such taxes shall be paid by withholding Shares from the issuance or transfer of Shares due under this Award, rounded down to the nearest whole Share, with the balance to be paid in cash or withheld from compensation or other amount owing to the Participant from the Company or any Affiliate, and the Company and any such Affiliate is hereby authorized to withhold such amounts from any such issuance, transfer, compensation or other amount owing to the Participant.

(b)

If the Participant’s employment with the Company terminates prior to the issuance or transfer of any remaining Shares due to be issued or transferred to the Participant under this Award, the payment of any applicable withholding taxes with respect to any such issuance or transfer shall be made through the withholding of Shares from such issuance or transfer, rounded down to the nearest whole Share, with the balance to be paid in cash or withheld from compensation or other amount owing to the Participant from the Company or any Affiliate, as provided in Section 10(a) above.

12.	Section 409A of the Code. The provisions of Section 14(v) of the Plan are hereby incorporated by reference and made a part hereof.

13.

RSUs Subject to Plan. All RSUs are subject to the Plan. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

Exhibit C

14.

Notices. All notices, claims, certifications, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given and delivered if personally delivered or if sent by nationally-recognized overnight courier, by telecopy, email or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

If to the Company, to it at:

If to the Company, to:

Aramark

2400 Market Street

Philadelphia, Pennsylvania 19103

Attention: General Counsel

If to the Participant, to him or her at the address set forth on the signature page hereto; or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Any such notice or other communication shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery (or if such date is not a business day, on the next business day after the date of delivery), (b) in the case of nationally-recognized overnight courier, on the next business day after the date sent, (c) in the case of telecopy transmission, when received (or if not sent on a business day, on the next business day after the date sent), and (d) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.

15.	Waiver of Breach. The waiver by either party of a breach of any provision of this Award must be in writing and shall not operate or be construed as a waiver of any other or subsequent breach.

16.

Governing Law. THIS AWARD WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK TO BE APPLIED. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF NEW YORK WILL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AWARD, EVEN IF UNDER SUCH JURISDICTION’S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.

17.

Modification of Rights; Entire Agreement. The Participant’s rights under this Award and the Plan may be modified only to the extent expressly provided under this Award or under Sections 14(a) and (b) of the Plan. This Award and the Plan (and the other writings referred to herein) constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior written or oral negotiations, commitments, representations and agreements with respect thereto. For the avoidance of doubt, this Award, the Certificate of Grant and the Plan do not supersede any “Restrictive Covenant Agreement” (as defined below) or employment agreement between the Participant and the Company or its Affiliates.

Exhibit C

18.

Clawback upon Breach of Restrictive Covenants. In the event the Participant breaches the Participant’s “Restrictive Covenant Agreement” (as defined below) at any time during the Participant’s employment with the Company or within two years following the termination thereof, then without limiting any other remedies available to the Company (including, without limitation, remedies involving injunctive relief), the Participant shall immediately forfeit any remaining unvested portion of the Award and the Participant shall be required to return to the Company all Shares previously issued in respect of the Award to the extent the Participant continues to own such Shares or, if the Participant no longer owns such Shares, the Participant shall be required to repay to the Company the pre-tax cash value of such Shares calculated based on the Fair Market Value of such Shares on the date such Shares were issued to the Participant in respect of the Award. As used herein, the “Restrictive Covenant Agreement” means any agreement between the Participant and the Company or its Affiliates (including, without limitation, any agreement relating to employment and post-employment competition) subjecting the Participant to confidentiality, non-solicitation, non-competition and/or other restrictive covenants in favor of the Company or its Affiliates.

19.

Severability. It is the desire and intent of the parties hereto that the provisions of this Award be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Award shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Award or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Award or affecting the validity or enforceability of such provision in any other jurisdiction.

Name:    [(Per Certificate of Grant)]

Date:      [Acceptance Date]

[Note: Grant will be accepted electronically.]

Exhibit C

Exhibit A

DATA PROTECTION PROVISION

(a)

By participating in the Plan or accepting any rights granted under it, the Participant consents to the collection and processing by the Company and its Affiliates of personal data relating to the Participant by the Company and its Affiliates and/or agents so that they can fulfill their obligations and exercise their rights under the Plan, issue certificates (if any), statements and communications relating to the Plan and generally administer and manage the Plan, including keeping records of participation levels from time to time. Any such processing shall be in accordance with the purposes and provisions of this data protection provision. References in this provision to the Company and its Affiliates include the Participant’s employer.

These data will include data:

(i)    already held in the Participant’s records such as the Participant’s name and address, ID number, payroll number, length of service and whether the Participant works full-time or part time;

(ii)    collected upon the Participant accepting the rights granted under the Plan (if applicable); and

(iii)    subsequently collected

by the Company or any of its Affiliates and/or agents in relation to the Participant’s continued participation in the Plan, for example, data about shares offered or received, purchased or sold under the Plan from time to time and other appropriate financial and other data about the Participant and his or her participation in the Plan (e.g., the date on which the shares were granted, termination of employment and the reasons of termination of employment or retirement of the Participant).

(b)	This consent is in addition to and does not affect any previous consent provided by the Participant to the Company or its Affiliates.

(c)

In particular, the Participant expressly consents to the transfer of personal data about the Participant as described in paragraph (a) above by the Company and its Affiliates and/or agents. Data may be transferred not only within the country in which the Participant is based from time to time or within the EU or the European Economic Area[1] (“EEA”), but also worldwide, to other employees and officers of the Company and its Affiliates and/or agents and to the following third parties for the purposes described in paragraph (a) above:

(i)    Plan administrators, transfer agents, auditors, brokers, agents and contractors of, and third party service providers to, the Company or its Affiliates such as printers and mail houses engaged to print or distribute notices or communications about the Plan;

1	The European Economic Area is composed of 27 member states of the European Union plus Iceland, Liechtenstein and Norway.

Exhibit C

(ii)    regulators, tax authorities, stock or security exchanges and other supervisory, regulatory, governmental or public bodies as required by law;

(iii)    actual or proposed merger or acquisition partners or proposed assignees of, or those taking or proposing to take security over, the business or assets or stock of the Company or its Affiliates and their agents and contractors;

(iv)    other third parties to whom the Company or its Affiliates and/or agents may need to communicate/transfer the data in connection with the administration of the Plan, under a duty of confidentiality to the Company and its Affiliates; and

(v)    the Participant’s family members, physicians, heirs, legatees and others associated with the Participant in connection with the Plan.

Not all countries, where the personal data may be transferred to, have an equal level of data protection as in the EU or EEA. Countries to which data are transferred include the USA and Bermuda.

All national and international transfer of personal data is only done in order to fulfill the obligations and rights of the Company and/or its Affiliates under the Plan.

The Participant may access, modify, correct or withdraw consent to process most Personal Information about the Participant by contacting the local data protection officer in the country in which the Participant is based. Please note, however, that certain Personal Information about the Participant may be exempt from such access, correction, objection, suppression or deletion rights pursuant to applicable data protection laws, if the Participant has a complaint regarding the manner in which personal information relating to the Participant is dealt with, the Participant should contact the appropriate local data protection officer referred to above.

(d)

The processing (including transfer) of data described above is essential for the administration and operation of the Plan. Therefore, in cases where the Participant wishes to participate in the Plan, it is essential that his/her personal data are processed in the manner described above. At any time the Participant may withdraw his or her consent.

Exhibit D

EXHIBIT D

Aramark

FORM OF

PERFORMANCE STOCK UNIT AWARD

1.

Grant of PSUs. Aramark (formerly known as ARAMARK Holdings Corporation) (the “Company”) hereby grants the opportunity to vest in a number of Performance Stock Units determined based on the “Target Number of PSUs” set forth on the Certificate of Grant attached to this Award and made a part hereof (the “Certificate of Grant”) to the Participant, on the terms and conditions hereinafter set forth including on Schedule I which is made a part hereof. This grant is made pursuant to the terms of the Company 2013 Amended and Restated Stock Incentive Plan (the “Plan”), which Plan, as amended from time to time, is incorporated herein by reference and made a part of this Award. Each Performance Stock Unit (a “PSU”) represents the unfunded, unsecured right of the Participant to receive a share of Common Stock of the Company (each a “Share”), subject to the terms and conditions hereof, on the date(s) specified herein. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan and the Certificate of Grant.

2.	Performance and Service Vesting Conditions.

Subject to the remainder of the terms and conditions of this Award, so long as the Participant continues Employment through the relevant Vesting Dates the Participant shall (a) earn, and be eligible to become vested in (in accordance with Section 2(b) of this Award), a number of PSUs equal to a percentage of the Target Number of PSUs based on the level of the Company’s achievement of the performance conditions, with respect to the applicable performance period (the “Performance Period”), each as set forth on Schedule I, on the date such achievement is certified by the Committee following the end of the Performance Period (the “Determination Date”) (such number of PSUs, once established, the “Earned PSUs”) and (b) on each applicable Vesting Date (or on the Determination Date, if it occurs after a Vesting Date), become vested in the corresponding percentage of the Earned PSUs, each as set forth on the Certificate of Grant.

3.	Payment of Shares.

(a)

The Company shall, subject to the remainder of this Award, transfer to the Participant a number of Shares of the Company equal to the number (if any) of Earned PSUs under this Award at such time as the Participant becomes vested under the provisions of Section 2 above in the right to such transfer (x) as set forth on the Certificate of Grant under each “Vesting Date”, as applicable, so long as the Participant remains employed with the Company or any of its Affiliates through each such Vesting Date, or (y) as otherwise provided in Section 3(b) or (c) below (in whole Shares only with the Participant receiving a

Exhibit D

cash payment equal to the Fair Market Value of any fractional Share on or about the transfer date); provided, however, that in the event a Vesting Date occurs prior to the Determination Date, no transfer of Shares shall occur until the Determination Date.

(b)	Notwithstanding Section 3(a) of this Award,

(i)

upon a Termination of Relationship as a result of the Participant’s death, Disability, or Retirement with Notice (as defined below) (each, a “Special Termination”), (A) which occurs prior to the Determination Date, the PSUs shall remain outstanding and unvested through the Determination Date, and the installment of Earned PSUs (if any) scheduled to vest on the first Vesting Date shall become vested PSUs as of such Vesting Date and (B) which occurs after the Determination Date, the installment of Earned PSUs (if any) scheduled to vest on the next Vesting Date immediately following such Special Termination shall immediately become vested PSUs; and, in either case of (A) or (B), as applicable, Shares equal to the number of Earned PSUs scheduled to vest on the applicable Vesting Date shall be transferred, and the remaining PSUs which do not become vested pursuant to this Section shall be forfeited; and

(ii)

upon a Termination of Relationship for any reason other than as set forth in clause (i) above, all outstanding PSUs shall be forfeited and immediately cancelled; provided, however, that in the case of a Termination of Relationship after a Vesting Date but prior to the Determination Date, the corresponding portion of Earned PSUs (if any) shall remain outstanding and shall become vested PSUs as of the Determination Date.

(c)

Also notwithstanding Section 3(a) or (b) of this Award, in accordance with the terms of Section 13 of the Plan, in the event of a Termination of Relationship of the Participant by the Company or any of its Affiliates (or successors in interest) without Cause or by the Participant for Good Reason, in each case, that occurs within two years following a Change of Control, the following treatment (under clauses (i) or (ii), as applicable) will apply with respect to any then outstanding PSUs:

(i)

if such termination occurs prior to the Determination Date, then such Performance Period (to the extent not completed) shall end as of such date, then the Target Number of PSUs shall become vested on the date of such Termination of Relationship, and a number of Shares equal to such number of PSUs shall be distributed to the Participant as soon as practicable following the date of such Termination of Relationship; or

(ii)

if such termination occurs on or following the Determination Date, then the Earned PSUs (if any) shall immediately become vested on the date of such Termination of Relationship and a number of Shares equal to such number of Earned PSUs shall be distributed to the Participant as soon as practicable following the date of such Termination of Relationship;

Exhibit D

provided that the Committee may determine that, in lieu of Shares and/or fractional Shares deliverable to the Participant under clauses (i) or (ii) above, the Participant shall receive a cash payment equal to the Fair Market Value of such Shares (or fractional Shares, as the case may be) on the Change of Control.

(d)

Upon each vesting event of any Earned PSUs and the corresponding transfer of Shares as a result thereof, in each case in accordance with Sections 3(a), 3(b) or 3(c) of this Award, as applicable, the Earned PSUs with respect to which Shares have been transferred hereunder shall be extinguished on the relevant transfer dates. In compliance with Section 409A of the Code, in no event shall any transfer occur later than March 15 of the calendar year following the calendar year in which the applicable vesting event occurs under this Award.

(e)

As used herein, the term “Retirement with Notice” means the Participant’s retirement from the Company and its Affiliates after providing the Company with at least 6 months’ prior written notice of such intended retirement (and with such notice having been delivered upon or after the Participant’s attainment of age 62) and achieving 5 years of employment with the Company and its Affiliates following [INSERT START DATE]. 2019; provided, however, that if the Company involuntarily terminates the Participant without Cause or the Participant dies or incurs a Disability after the Participant delivers the notice described in this sentence, such termination shall not fail to qualify as a “Retirement with Notice” by virtue of the termination occurring less than 6 months after the notice date. All decisions by the Committee with respect to any calculations pursuant to this Section 3 shall be made in good faith after consultation with senior management and shall be final and binding on the Participant absent manifest error by the Committee.

4.	Dividends.

(a)

If on any date while PSUs are outstanding hereunder, the Company shall pay any dividend on the Shares (other than a dividend payable in Shares), the number of PSUs (if any) held by the Participant shall be increased by a number equal to: (a) the product of (x) the number of outstanding PSUs held by the Participant as of the related dividend record date, multiplied by (y) a dollar amount equal to the per Share amount of any cash dividend (or, in the case of any dividend payable in whole or in part other than in cash or Shares, the per Share value of such dividend, as determined in good faith by the Committee), divided by (b) the Fair Market Value of a Share on the payment date of such dividend.

(b)

In the case of any dividend declared on Shares that is payable in the form of Shares, the number of PSUs, if any, held by the Participant shall be increased by a number equal to the product of (I) the number of outstanding PSUs held by the Participant as of the related dividend record date, multiplied by (II) the number of

Exhibit D

Shares (including any fraction thereof) payable as a dividend on a Share. Shares shall be transferred with respect to all additional PSUs granted pursuant to this Section 4 at the same time as Shares are transferred with respect to the Earned PSUs to which such additional PSUs were attributable.

(c)

For purposes of this Section 4, the number of PSUs held by the Participant as of the applicable dividend record date shall be deemed to equal (i) zero (0), if such dividend record date occurs prior to the Determination Date or (ii) the Earned PSUs (if any) (with any additional PSUs granted pursuant to this Section 4 to be added to the Earned PSUs held by Participant), if such dividend record date occurs after the Determination Date; provided that, if any dividend on Shares was paid by the Company during the period beginning on the Date of Grant and ending on the Determination Date, on the Determination Date, an additional number of PSUs calculated in accordance with this Section 4, assuming Participant had held the number of Earned PSUs (if any) on the record date of such dividend(s), shall be immediately added to the number of Earned PSUs established as of the Determination Date.

5.

Adjustments Upon Certain Events. In the event of any event described in Section 12 of the Plan occurring after the Date of Grant, the adjustment provisions (including cash payments) as provided for under Section 12 of the Plan shall apply (without duplication of any dividend adjustments reflected pursuant to Section 4 hereof).

6.

Restriction on Transfer. The PSUs may not be transferred, pledged, assigned, hypothecated or otherwise disposed of in any way by the Participant, except (i) if permitted by the Board or the Committee, (ii) by will or the laws of descent and distribution or (iii) pursuant to beneficiary designation procedures approved by the Company, in each case in compliance with applicable laws. The PSUs shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the PSUs contrary to the provisions of this Award or the Plan shall be null and void and without effect.

7.

Data Protection. By accepting this Award, the Participant consents to the processing (including international transfer) of personal data as set out in Exhibit A attached hereto for the purposes specified therein and to any additional or different processes required by applicable law, rule or regulation.

8.

Participant’s Employment. Nothing in this Award or in the PSU shall confer upon the Participant any right to continue in the employ of the Company or any of its Affiliates or interfere in any way with the right of the Company and its Affiliates, in their sole discretion, to terminate the Participant’s employment or to increase or decrease the Participant’s compensation at any time.

9.

No Acquired Rights. The Committee or the Board has the power to amend or terminate the Plan at any time and the opportunity given to the Participant to participate in the Plan and the grant of this Award is entirely at the discretion of the Committee or the Board and does not obligate the Company or any of its Affiliates to

Exhibit D

offer such participation in the future (whether on the same or different terms). The Participant’s participation in the Plan and the receipt of this Award is outside the terms of the Participant’s regular contract of employment and is therefore not to be considered part of any normal or expected compensation and that the termination of the Participant’s employment under any circumstances whatsoever will give the Participant no claim or right of action against the Company or its Affiliates in respect of any loss of rights under this Award or the Plan that may arise as a result of such termination of employment.

10.	No Rights of a Stockholder. The Participant shall not have any rights as a stockholder of the Company until the Shares in question have been registered in the Company’s register of stockholders.

11.	Withholding.

(a)

The Participant will pay, or make provisions satisfactory to the Company for payment of any federal, state, local and other applicable taxes required to be withheld in connection with any issuance or transfer of Shares under this Award and to take such action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. If Participant has not made payment for applicable taxes, such taxes shall be paid by withholding Shares from the issuance or transfer of Shares due under this Award, rounded down to the nearest whole Share, with the balance to be paid in cash or withheld from compensation or other amount owing to the Participant from the Company or any Affiliate, and the Company and any such Affiliate is hereby authorized to withhold such amounts from any such issuance, transfer, compensation or other amount owing to the Participant.

(b)

If the Participant’s employment with the Company terminates prior to the issuance or transfer of any remaining Shares due to be issued or transferred to the Participant under this Award, the payment of any applicable withholding taxes with respect to any such issuance or transfer shall be made through the withholding of Shares from such issuance or transfer, rounded down to the nearest whole Share, with the balance to be paid in cash or withheld from compensation or other amount owing to the Participant from the Company or any Affiliate, as provided in Section 11(a) above.

12.	Section 409A of the Code. The provisions of Section 14(v) of the Plan are hereby incorporated by reference and made a part hereof.

13.

PSUs Subject to Plan. All PSUs are subject to the Plan. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

Exhibit D

14.

Notices. All notices, claims, certifications, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given and delivered if personally delivered or if sent by nationally-recognized overnight courier, by telecopy, email or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

If to the Company, to it at:

If to the Company, to:

Aramark

2400 Market Street

Philadelphia, Pennsylvania 19103

Attention: General Counsel

If to the Participant, to him or her at the address set forth on the signature page hereto; or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Any such notice or other communication shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery (or if such date is not a business day, on the next business day after the date of delivery), (b) in the case of nationally-recognized overnight courier, on the next business day after the date sent, (c) in the case of telecopy transmission, when received (or if not sent on a business day, on the next business day after the date sent), and (d) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.

15.	Waiver of Breach. The waiver by either party of a breach of any provision of this Award must be in writing and shall not operate or be construed as a waiver of any other or subsequent breach.

16.

Governing Law. THIS AWARD WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK TO BE APPLIED. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF NEW YORK WILL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AWARD, EVEN IF UNDER SUCH JURISDICTION’S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.

17.

Modification of Rights; Entire Agreement. The Participant’s rights under this Award and the Plan may be modified only to the extent expressly provided under this Award or under Sections 14(a) and (b) of the Plan. This Award and the Plan (and the other writings referred to herein) constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior written or oral negotiations, commitments, representations and agreements with respect thereto.

Exhibit D

18.

Severability. It is the desire and intent of the parties hereto that the provisions of this Award be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Award shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Award or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Award or affecting the validity or enforceability of such provision in any other jurisdiction.

Name: [see Certificate of Grant -

Participant]

Date:    [Acceptance Date]

[Note: Grant will be accepted electronically.]

Exhibit D

Exhibit A

DATA PROTECTION PROVISION

(a)

By participating in the Plan or accepting any rights granted under it, the Participant consents to the collection and processing by the Company and its Affiliates of personal data relating to the Participant by the Company and its Affiliates and/or agents so that they can fulfill their obligations and exercise their rights under the Plan, issue certificates (if any), statements and communications relating to the Plan and generally administer and manage the Plan, including keeping records of participation levels from time to time. Any such processing shall be in accordance with the purposes and provisions of this data protection provision. References in this provision to the Company and its Affiliates include the Participant’s employer.

These data will include data:

(i)    already held in the Participant’s records such as the Participant’s name and address, ID number, payroll number, length of service and whether the Participant works full-time or part time;

(ii)    collected upon the Participant accepting the rights granted under the Plan (if applicable); and

(iii)	subsequently collected

by the Company or any of its Affiliates and/or agents in relation to the Participant’s continued participation in the Plan, for example, data about shares offered or received, purchased or sold under the Plan from time to time and other appropriate financial and other data about the Participant and his or her participation in the Plan (e.g., the date on which the shares were granted, termination of employment and the reasons of termination of employment or retirement of the Participant).

(b)	This consent is in addition to and does not affect any previous consent provided by the Participant to the Company or its Affiliates.

(c)

In particular, the Participant expressly consents to the transfer of personal data about the Participant as described in paragraph (a) above by the Company and its Affiliates and/or agents. Data may be transferred not only within the country in which the Participant is based from time to time or within the EU or the European Economic Area[2] (“EEA”), but also worldwide, to other employees and officers of the Company and its Affiliates and/or agents and to the following third parties for the purposes described in paragraph (a) above:

(i)    Plan administrators, transfer agents, auditors, brokers, agents and contractors of, and third party service providers to, the Company or its Affiliates such as printers and mail houses engaged to print or distribute notices or communications about the Plan;

[2]	The European Economic Area is composed of 27 member states of the European Union plus Iceland, Liechtenstein and Norway.

Exhibit D

(ii)    regulators, tax authorities, stock or security exchanges and other supervisory, regulatory, governmental or public bodies as required by law;

(iii)    actual or proposed merger or acquisition partners or proposed assignees of, or those taking or proposing to take security over, the business or assets or stock of the Company or its Affiliates and their agents and contractors;

(iv)    other third parties to whom the Company or its Affiliates and/or agents may need to communicate/transfer the data in connection with the administration of the Plan, under a duty of confidentiality to the Company and its Affiliates; and

(v)    the Participant’s family members, physicians, heirs, legatees and others associated with the Participant in connection with the Plan.

Not all countries, where the personal data may be transferred to, have an equal level of data protection as in the EU or EEA. Countries to which data are transferred include the USA and Bermuda.

All national and international transfer of personal data is only done in order to fulfill the obligations and rights of the Company and/or its Affiliates under the Plan.

The Participant may access, modify, correct or withdraw consent to process most Personal Information about the Participant by contacting the local data protection officer in the country in which the Participant is based. Please note, however, that certain Personal Information about the Participant may be exempt from such access, correction, objection, suppression or deletion rights pursuant to applicable data protection laws, if the Participant has a complaint regarding the manner in which personal information relating to the Participant is dealt with, the Participant should contact the appropriate local data protection officer referred to above.

(d)

The processing (including transfer) of data described above is essential for the administration and operation of the Plan. Therefore, in cases where the Participant wishes to participate in the Plan, it is essential that his/her personal data are processed in the manner described above. At any time the Participant may withdraw his or her consent.

Exhibit E

EXHIBIT E

ARAMARK

INDEMNIFICATION AGREEMENT

THIS AGREEMENT is effective the 6th day of October, 2019, between Aramark, a Delaware corporation (the “Company”), and John J. Zillmer (“Indemnitee”), whose address is [ADDRESS WITHHELD FOR PRIVACY].

RECITALS

WHEREAS, it is essential to the Company to retain and attract as directors, officers and other certain key employees the most capable persons available;

WHEREAS, Indemnitee is a member of the Board of Directors, a corporate officer of the Company (a “Designated Officer”) or an employee of the Company designated by the Board of Directors to have the benefit of this Agreement (a “Designated Employee”) and in such capacity is performing a valuable service for the Company;

WHEREAS, the By-laws of the Company provide for the indemnification of its directors and officers to the full extent authorized or permitted by the Delaware General Corporation Law (the “Corporate Statute”);

WHEREAS, the Corporate Statute specifically provides that it is not exclusive, and thereby contemplates that contracts may be entered into between the Company and the members of its Board of Directors, its officers or other employees which provide for broader indemnification of such directors, officers and other employees;

WHEREAS, developments with respect to the terms and availability of Directors and Officers Liability Insurance (“D&O Insurance”) and with respect to the application, amendment and enforcement of statutory, Certificate of Incorporation and By-law indemnification provisions generally, have raised questions concerning the availability of such insurance and if available, the adequacy and reliability of the protection afforded to directors, Designated Officers and Designated Employees thereby;

WHEREAS, in recognition of Indemnitee’s need for substantial protection against personal liability in order to enhance Indemnitee’s service or continued service to the Company in an effective manner and in part to provide Indemnitee with specific contractual assurance that the indemnification protection provided by the Company’s By-laws will be available to Indemnitee (regardless of, among other things, any amendment to or revocation of such By-laws, change in the composition of the Company’s Board of Directors, or acquisition transaction relating to the Company), and in order to induce Indemnitee to provide or to continue to provide services to the Company as a director, Designated Officer or Designated Employee thereof, the Company wishes to provide in this Agreement for the indemnification of and the advancing of expenses and other costs to Indemnitee to the full extent permitted by law and as set forth in this Agreement.

Exhibit E

NOW, THEREFORE, in consideration of the premises and of Indemnitee commencing or continuing to serve the Company directly or, at its request, another enterprise or entity, including, without limitation, any benefit plan, and intending to be legally bound hereby, the parties hereby agree as follows:

AGREEMENT

1.	Certain Definitions.

(a)    “Change of Control” shall mean

(i)    The acquisition by any individual entity or group, within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, other than the Investor Groups and their Affiliates (the “Permitted Holders”), directly or indirectly, of beneficial ownership of equity securities of the Company representing more than 50% of the voting power of the then-outstanding equity securities of the Company entitled to vote generally in the election of directors (the “Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following shall not constitute a Change of Control: (A) any acquisition by the Company or by any Sponsor Stockholder, (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, or (C) any acquisition by any Person pursuant to a transaction which complies with clauses (A) and (B) of subsection (ii) below; or

(ii)    The consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the purchase of assets or stock of another entity (a “Business Combination”), in each case, unless immediately following such Business Combination, (A) all or substantially all of the beneficial owners of the Company’s Voting Securities immediately prior to such Business Combination beneficially own more than 50% of the then-outstanding combined voting power of the then-outstanding securities entitled to vote generally in the election of directors of the entity resulting from such Business Combination in substantially the same proportion (relative to each other) as their ownership immediately prior to such Business Combination of the Company Voting Securities, and (B) no Person (excluding the Permitted Holders) beneficially owns, directly or indirectly, more than a majority of the combined voting power of the then-outstanding voting securities of such entity except to the extent that such ownership of the Company existed prior to the Business Combination.

Notwithstanding paragraphs (i) and (ii) above, in no event will a Change of Control be deemed to occur if the Permitted Holders maintain a direct or indirect Controlling Interest in the Company. A “Controlling Interest” in an entity shall mean beneficial ownership of more than 50% of the voting power of the outstanding equity securities of the entity.

Capitalized terms used herein and not otherwise defined herein shall have the meaning set forth in the Stockholders Agreement, dated January 26, 2007, as amended, by and among the Company, ARAMARK Intermediate HoldCo Corporation, and the stockholders named therein.

Exhibit E

(b)    “Expenses”: include attorneys’ fees and all other costs, travel expenses, fees of experts, transcripts costs, filing fees, witness fees, telephone charges, postage, delivery service fees, expenses and obligations of any nature whatsoever paid or incurred in connection with investigating, defending, prosecuting, being a witness in or participating in (including on appeal), or preparing to investigate, defend, prosecute, be a witness in or participate in any claim, action, suit or proceeding or inquiry or investigation, formal or informal, including, without limitations, any appeal for which a claim for indemnification may be made hereunder.

(c)    “Potential Change in Control”: shall be deemed to have occurred if (i) the Company enters into an agreement or arrangement, the consummation of which would result in the occurrence of a Change in Control; (ii) any person or entity (including the Company) publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control; or (iii) the Board of Directors adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

(d)    “Independent Counsel”: an attorney or a law firm (either being referred to as a “person”) who is experienced in matters of corporate law and who shall not have otherwise performed material services for the Company or Indemnitee within the immediately preceding five years, other than services as Independent Counsel hereunder and who shall not have performed services for any other party to the proceeding giving rise to the claim for indemnification hereunder. Independent Counsel shall not be any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement, nor shall Independent Counsel be any person who has been sanctioned or censured for ethical violations of applicable standards of professional conduct in the last five years.

(e)    “Final Judgment”: a final (not interlocutory) judgment or other adjudication of a court or arbitration or administrative body of competent jurisdiction as to which there is no further right or option of appeal or the time within which an appeal must be filed has expired without such filing.

Capitalized terms used herein and not otherwise defined herein shall have the meaning set forth in the Stockholders Agreement, dated January 26, 2007, as amended, by and among the Company, ARAMARK Intermediate HoldCo Corporation, and the stockholders named therein.

2.	Maintenance of Insurance; Limitations.

(a)    The Company currently has in force and effect several policies of D&O Insurance (collectively, the “Insurance Policy”). The Company agrees to furnish a copy of the Insurance Policy to Indemnitee upon request. The Company agrees that, so long as Indemnitee shall continue to serve as a director, or Designated Officer of the Company (or shall at the request of the Company serve as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise) and thereafter so long as Indemnitee shall be subject to any possible claim, or threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative, formal or informal, by reason of the fact that Indemnitee was a director or Designated Officer of

Exhibit E

the Company (or served in any of said other capacities), the Company will, subject to the limitations set forth in Section 2(b) hereof, endeavor to purchase and maintain in effect for the benefit of Indemnitee one or more valid, binding and enforceable policy or policies of D&O Insurance providing, in all respects, coverage at least comparable to that provided pursuant to the Insurance Policy.

(b)    The Company shall not be required to maintain the Insurance Policy or such other policy or policies of D&O Insurance in effect if, in the sole business judgment of the then Board of Directors of the Company, (i) such insurance is not reasonably available, (ii) the premium cost for such insurance is substantially disproportionate to the amount of coverage, or (iii) the coverage provided by such insurance is so limited by exclusions that there is a disproportionately insufficient benefit from such insurance.

3.	Indemnification of Indemnitee.

The Company agrees to hold harmless, indemnify and defend Indemnitee to the fullest extent authorized or permitted by the provisions of the Corporate Statute and to such greater extent as the Corporate Statute or other applicable law may thereafter from time to time permit.

4.	Additional Indemnity.

(a)    Subject to the exclusions set forth in Section 5 hereof, the Company further agrees to hold harmless, indemnify and defend Indemnitee against any and all reasonable Expenses, and all liability and loss including, without limitation, judgments, excise taxes, penalties, fines and amounts paid or to be paid in settlement, actually incurred by Indemnitee in connection with any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative, investigative, formal or informal (including an action by or in the right of the Company) to which Indemnitee is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that Indemnitee is, was or at any time becomes a director, Designated Officer, Designated Employee or agent of the Company, or is or was serving or at any time serves at the request of the Company as a director, officer, trustee, employee, agent, fiduciary or “party in interest” (as defined in ERISA) of, or with respect to, or the Company’s representative in, another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise.

(b)    Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of having served as a director, Designated Officer, Designated Employee or agent of the Company or at the request of the Company as a director, officer, trustee, employee, agent, fiduciary or “party in interest” (as defined in ERISA) of, or with respect to, or the Company’s representative in, another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, a witness in any proceeding to which he is not a party, he shall be indemnified against all Expenses actual and reasonably incurred by Indemnitee or on his behalf in connection therewith.

Exhibit E

5.	Limitations on Indemnity.

(a)    No indemnification pursuant to Section 3 or Section 4 hereof shall be paid by the Company:

(i)    on account of remuneration paid to Indemnitee if it shall be determined by a Final Judgment that such remuneration was in violation of law;

(ii)    on account of any suit in which a Final Judgment is rendered against Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law; or

(iii)    if a Final Judgment establishes that such indemnification is not lawful.

(b)    The Company’s indemnification obligations under this Agreement shall be reduced to the extent payment is made to or for the benefit of Indemnitee pursuant to any D&O Insurance purchased and maintained by the Company.

(c)    To the extent Indemnitee’s claim for indemnification under this Agreement arises out of Indemnitee’s service at the request of the Company as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, the Company’s indemnification obligation hereunder shall be limited to that amount required in excess of any indemnification and/or insurance provided to Indemnitee by such other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise. Indemnitee hereby also agrees that any indemnification obligation of the Company under the Company’s certificate of incorporation or by-laws with respect to such a claim shall also be subject to this limitation.

6.	Continuation of Indemnity.

All agreements and obligations of the Company contained herein shall continue during the period Indemnitee is a director, Designated Officer and/or Designated Employee of the Company (or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise) and shall continue thereafter so long as Indemnitee shall be subject to any possible claim, or threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative, formal or informal, by reason of the fact that Indemnitee was a director, Designated Officer, Designated Employee or agent of the Company or was serving in any other capacity described in this Section 6.

7.	Notification and Defense of Claim.

Promptly after receipt by Indemnitee of notice of the commencement of any action, suit or proceeding, Indemnitee shall, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company of the commencement thereof; but the omission so to notify the Company shall not relieve it from any liability which it may have to Indemnitee. With respect to any such action, suit or proceeding as to which Indemnitee notifies the Company of the commencement thereof:

(a)    the Company shall be entitled to participate therein at its own expense;

Exhibit E

(b)    except as otherwise provided below, to the extent that it may wish, the Company jointly with any other indemnifying party similarly notified shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to Indemnitee. After notice from the Company to Indemnitee of its election so to assume the defense thereof, the Company shall not be liable to Indemnitee under this Agreement for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ his own chosen counsel in such action, suit or proceeding but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of Indemnitee, unless (i) the employment of such counsel by Indemnitee has been authorized by the Company, (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of the defense of such action, suit or proceeding or (iii) the Company shall not in fact have employed its counsel to assume the defense of such action, in each of which cases the fees and expenses of Indemnitee’s counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Company or as to which Indemnitee shall have made the conclusion described in (ii) of this Section 7(b); and

(c)    the Company shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any action or claim effected without the Company’s written consent. The Company shall not settle any action or claim in any manner which would impose any penalty, equitable remedy or injunctive or other relief or limitation on Indemnitee without Indemnitee’s written consent. Neither the Company nor Indemnitee shall unreasonably withhold their consent to any proposed settlement.

8.	Procedures for Determination of Entitlement to Indemnification.

(a)    Initial Request. To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The Secretary of the Company shall promptly advise the Board of Directors in writing that Indemnitee has requested indemnification.

(b)    Method of Determination. If such a determination is required as a matter of law as a condition to indemnification, a determination with respect to Indemnitee’s entitlement to indemnification shall be made as follows:

(i)    if a Change in Control has occurred, unless Indemnitee shall request in writing that such determination be made in accordance with clause (ii) of this Section 8(b), the determination shall be made by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee;

Exhibit E

(ii)    if a Change of Control has not occurred, the determination shall be made by the Board of Directors by a majority vote of a quorum consisting of directors who are not and were not a party to the action, suit or proceeding in respect of which indemnification is sought by Indemnitee (“Disinterested Directors”). In the event that a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, the determination shall be made by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee.

(c)    Selection, Payment, Discharge of Independent Counsel. In the event the determination of entitlement of indemnification is to be made by Independent Counsel pursuant to Section 8(b) hereof, the Independent Counsel shall be selected, paid, and discharged in the following manner:

(i)    If a Change of Control has not occurred, the Independent Counsel shall be selected by the Board of Directors, and the Company shall give written notice to Indemnitee advising Indemnitee of the identity of the Independent Counsel so selected.

(ii)    If a Change of Control has occurred, the Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board of Directors, in which event clause (i) of this Section 8(c) shall apply), and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected.

(iii)    Following the initial selection described in clauses (i) and (ii) of this Section 8(c), Indemnitee or the Company, as the case may be, may, within ten (10) days after such written notice of selection has been received, deliver to the other party a written objection to such selection. Such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 1(d) hereof, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If such written objection is made, the Independent Counsel so selected may not serve as Independent Counsel unless and until a court has determined that such objection is without merit.

(iv)    Either the Company or Indemnitee may petition a court of competent jurisdiction if the parties have been unable to agree on the selection of Independent Counsel within 20 days after receipt by the Company of a written request for indemnification pursuant to Section 8(a) hereof. Such petition may request a determination whether an objection to the party’s selection is without merit and/or seek the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate. A person so appointed shall act as Independent Counsel under Section 8(b) hereof.

(v)    The Company shall pay any and all reasonable fees of Independent Counsel, and the reasonable expenses incurred by such Independent Counsel, in connection with acting pursuant to this Agreement, and the Company shall pay all reasonable fees and expenses incident to the procedures of this Section 8(c), regardless of the manner in which such Independent Counsel was selected or appointed.

Exhibit E

(vi)    Upon due commencement of any judicial proceeding pursuant to Section 11(b) hereof, the Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

(d)    Cooperation. Indemnitee shall cooperate with the person, persons or entity making the determination with respect to Indemnitee’s entitlement to indemnification under this Agreement, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom. If a determination is made that Indemnitee is entitled to indemnification under this Agreement (including if such indemnification is subject to Section 5(c)), Indemnitee shall continue to provide the Company with such documentation and information and to provide such other cooperation as the Company may reasonably request. Any costs or expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the Company shall be borne by the Company and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

9.	Presumptions and Effect of Certain Proceedings.

(a)    In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 8(a) of this Agreement, and the Company shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption.

(b)    The termination of any action, suit or proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in accordance with any standard of conduct that may be a condition to indemnification.

(c)    For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Company, including financial statements, or on information supplied to Indemnitee by the officers of the Company in the course of their duties, or on the advice of legal counsel for the Company or on information or records given or reports made to the Company by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Company. The provisions of this Section 9(c) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed to have met the applicable standards for indemnification set forth in this Agreement.

Exhibit E

(d)    The knowledge and/or actions or failure to act of any director, officer, agent or employee of the Company shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

10.	Advance of Expenses, Judgments, Etc.

(a)    The Expenses incurred by Indemnitee in defending any claim, action, investigation, formal or informal, request for documents or information, responding to any subpoena or other legal process, suit or proceeding pursuant to which a claim for Indemnification may be applied for by Indemnitee pursuant to this Agreement, shall be advanced by the Company at the request of Indemnitee. Any judgments, fines or amounts to be paid in settlement shall also be advanced by the Company to Indemnitee upon request.

(b)    Prior to the advancement of Expenses by the Company pursuant to this Section 10, Indemnitee must, if required by law, provide an undertaking that if it shall ultimately be determined in a Final Judgment that Indemnitee was not entitled to be indemnified, or was not entitled to be fully indemnified, Indemnitee shall promptly repay to the Company all amounts advanced or the appropriate portion thereof so advanced.

11.	Enforcement.

(a)    The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on the Company hereby in order to induce Indemnitee to commence or continue serving as a director, Designated Officer and/or Designated Employee of the Company, and/or at the request of the Company as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, and acknowledges that Indemnitee is relying upon this Agreement in commencing or continuing in such capacity.

(b)    If (i) a determination is made that Indemnitee is not entitled to indemnification under this Agreement, (ii) an advancement of Expenses, judgments, fines or amounts to be paid in settlement or other amounts pursuant to Section 11 hereof is not made within 15 days after receipt by the Company of a request therefor, (iii) a determination of entitlement to indemnification pursuant to Section 8 hereof has not been made within 90 days after receipt by the Company of the request therefor, or (iv) payment of indemnification is not made within 10 days after a determination has been made that Indemnitee is entitled to indemnification, then Indemnitee may bring an action against the Company to recover the unpaid amount of the claim. In the event Indemnitee is required to bring any action to enforce rights or to collect moneys due under this Agreement, the Company shall reimburse Indemnitee for all of the Indemnitee’s Expenses in bringing and pursuing such action, whether or not Indemnitee is successful in such action, unless the court or other adjudicative body determines that such action for enforcement brought by Indemnitee was frivolous.

Exhibit E

(c)    In the event that a determination shall have been made pursuant to Section 8 of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this Section 11 shall be conducted in all respects as a de novo trial on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. If a Change of Control shall have occurred, in any judicial proceeding commenced pursuant to this Section 11 the Company shall have the burden of proving that Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.

(d)    If a determination shall have been made or deemed to have been made pursuant to Section 8 or 9 of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 11, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(e)    The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced to enforce this Agreement, including a judicial proceeding commenced pursuant to this Section 11, that the procedures and presumptions of this Agreement are not valid, binding and enforceable or that there is not sufficient consideration for this Agreement and shall stipulate in any such court that the Company is bound by all the provisions of this Agreement.

12.	Establishment of Trust.

In the event of a Potential Change in Control other than a Potential Change in Control approved by the Board of Directors of the Company prior to the Change in Control or in the event of such a Change in Control that has been so approved, if the Board determines in its discretion that this Section 12 should still apply, the Company shall, upon written request by Indemnitee, create a trust for the benefit of Indemnitee; and from time to time upon written request of Indemnitee the Company shall fund such trust in an amount sufficient to satisfy any and all Expenses reasonably anticipated at the time of each such request to be incurred, and any and all judgments, fines, penalties and settlement amount actually paid or claimed, reasonably anticipated or proposed to be paid, in connection with any pending or competed action, suit or proceeding pursuant to which a claim for indemnification or advancement may be applied for by Indemnitee pursuant to this Agreement. The amount or amounts to be deposited in the trust pursuant to the foregoing funding obligation shall be determined by Independent Counsel. The terms of the trust shall provide that upon a Change in Control (i) the trust shall not be revoked or the principal thereof invaded, without the written consent of Indemnitee, (ii) the trustee shall advance, within 15 days after receipt of a request by Indemnitee, any and all Expenses, judgments, fines or settlement amounts to Indemnitee for which funding has been provided (and Indemnitee hereby agrees to reimburse the trust under the circumstances under which Indemnitee would be required to reimburse the Company under Section 10 hereof), (iii) the trust shall continue to be funded by the Company in accordance with the funding obligations set forth above, (iv) the trustee shall promptly pay to Indemnitee, from and to the extent such trust has been funded, all amounts for which Indemnitee shall be entitled to indemnification pursuant to this Agreement or otherwise, and (v) all unexpended funds in such trust shall revert to the Company upon a final determination by Independent Counsel or a Final Judgment, as the case may be, that the Indemnitee has been fully indemnified under the terms of this Agreement. The

Exhibit E

trustee shall be an Independent Counsel or another independent person agreed upon by the Company and the Indemnitee. Nothing in this Section 12 shall relieve the Company of any of its obligations under this Agreement or under applicable law, the Company’s Certificate of Incorporation or By-Laws. All income earned on the assets held in the trust shall be reported as income by the Company for federal, state, local and foreign tax purposes. Notwithstanding the foregoing, the Company shall have the right, in its sole discretion, in lieu of creating and funding such trust, to purchase and maintain one or more bonds of other forms of adequate security from an insurance company, surety company or similar source reasonably acceptable to Indemnitee, for the amounts which it would otherwise be required to place in trust pursuant to this Section 12.

13.	Other Rights and Remedies.

The indemnification and other rights provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may be entitled or hereafter acquire under any provision of law, the Company’s Certificate of Incorporation or By-laws, other agreement, vote of shareholders or directors or otherwise, as to action in Indemnitee’s official capacity while occupying any of the positions or having any of the relationships referred to in this Agreement, and shall continue after Indemnitee has ceased to occupy such position or have such relationship, respecting acts or omissions of Indemnitee while Indemnitee occupied such position or had such relationship. No amendment, alteration or repeal of this Agreement or any provision hereof shall be effective as to Indemnitee with respect to any action taken or omitted by Indemnitee while occupying any of the positions or having any of the relationships referred to in this Agreement prior to such amendment, alteration or repeal.

14.	Notices.

All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communications shall have been directed, (ii) mailed by certified or registered mail with postage prepaid, or by Federal Express or similar service providing receipt against delivery, and (iii) telefaxed and received with a confirming copy received by the method described in (ii) above and shall be deemed received on the earlier of actual receipt or the third business day after the date on which it is so mailed:

(a)    if to Indemnitee, to the address set forth above or to such other address as may be furnished to the Company by Indemnitee by notice similarly given; or

(b)	if to the Company, to:

Aramark

2400 Market Street

Philadelphia, PA 19103

Attn: Corporate Secretary

215-413-8808 (facsimile)

or to such other address as may be furnished to Indemnitee by the Company by notice similarly given.

Exhibit E

15.	Subrogation.

In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee in respect of such payment against one or more third parties (including without limitation D&O Insurance, if applicable). Indemnitee shall execute all documents and instruments necessary or desirable for such purpose, and shall do everything that may be reasonably necessary to secure such rights at the Expense of the Company, including the execution of such documents and instruments reasonably necessary or desirable to enable the Company effectively to bring suit to enforce such rights.

16.	No Construction as Employment Agreement.

Nothing contained herein shall be construed as giving Indemnitee any right to be retained as a director, officer or employee of the Company or in any capacity with any other entity referred to in Section 6 hereof, or in the employ of the Company or of any such other entity.

17.	Severability.

The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including without limitation each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable, that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

18.	No Third Party Beneficiaries.

Nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement other than any estate, heir, executor or administrator of or other successor to Indemnitee.

19.	Governing Law; Binding Effect; Amendment, Termination, Assignment and Waiver.

(a)    This Agreement shall be interpreted and enforced in accordance with the laws of the State of Delaware.

(b)    This Agreement shall be binding upon and inure to the benefit of and be enforceable by and against the parties hereto and their respective successors and assigns (including without limitation any direct or indirect successor by purchase, merger, consolidation or otherwise to all, substantially all, or a substantial part, of the business and/or assets of the Company), and spouses, heirs, and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or

Exhibit E

otherwise) to all, substantially all, or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

(c)    No amendment, modification, termination, cancellation or assignment of this Agreement shall be effective unless in writing signed by both parties hereto. No waiver of any of the provisions of this Agreement shall be binding unless executed in writing by the party making the waiver nor shall any such waiver constitute a continuing waiver.

[SIGNATURES ON NEXT PAGE.]

IN WITNESS WHEREOF, the parties have executed this Agreement on and as of the day and year first above written.

Aramark

/s/ John J. Zillmer	By:	/s/ Stephen I. Sadove
John J. Zillmer		Stephen I. Sadove Chairman of the Board of Directors

[SIGNATURE PAGE TO INDEMNIFICATION AGREEMENT]